UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2011
Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey	07001

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (732) 499-7200
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.
     On February 11, 2011, Northfield Bancorp, Inc., (the “Company”) issued a press release announcing that John W. Alexander, Chairman and Chief Executive Officer will participate in a Mutual Holding Company (MHC) panel discussion at the Sterne Agee Financial Institutions Investor Conference on February 17, 2011 at 10:20 a.m., Eastern time. In addition, Mr. Alexander and Steven M. Klein, Executive Vice President and Chief Financial Officer, will be holding one-on-one meetings at the conference with investors on February 17, 2011 and February 18, 2011.
     A live audio webcast of the MHC panel discussion will be available through the Company’s website at www.eNorthfield.com, by selecting “Investor Relations” at the top of the page, and clicking the microphone icon. Interested listeners should visit the site at least 15 minutes in advance of the scheduled time of the presentation to complete the required registration and download any necessary software. The MHC panel discussion will be archived and available via the above link for 30 days. A link to the slide presentation to be used in the meetings with investors will also be available through Northfield Bancorp, Inc.’s Investor Relations website located at www.eNorthfield.com, by selecting “Presentations” from the pull down “Investor Relations” tab. The presentation will be available beginning after 5:00 p.m. Eastern time on February 16, 2011. The presentation will be available on the website for 30 days.

Item 9.01	Financial Statements and Exhibits.
No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

Exhibit No.	Description
99.1	Press release dated February 11, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: February 11, 2011	By:	/s/ Steven M. Klein
Steven M. Klein
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 11, 2011